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                                                                    EXHIBIT 99.2


                            AMENDED AND RESTATED NOTE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 15, 1999, AS AMENDED BY THE AGREEMENT AND WAIVER DATED AS OF

FEBRUARY 20, 2002 AND THE FIRST AMENDMENT DATED AS OF JUNE 7, 2004, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

THIS NOTE IS SUBJECT TO THE PROVISIONS OF THE MEMORANDUM OF SUBORDINATION AGREEMENT DATED DECEMBER 15, 1999, AMONG COMPASS BANK, CARRIZO OIL & GAS, INC. AND THE SUBORDINATED CREDITOR REFERRED TO THEREIN.




                9% SENIOR SUBORDINATED NOTE DUE DECEMBER 15, 2008


No.  6
U.S. $27,702,426.55                                          Dated: June 7, 2004

         FOR VALUE RECEIVED, the undersigned, CARRIZO OIL & GAS, INC., a Texas corporation (the "Company"), HEREBY PROMISES TO PAY to the order of STEELHEAD INVESTMENTS LTD. (the "HOLDER") or its successors or assigns the principal sum of Twenty Seven Million Seven Hundred Two Thousand Four Hundred Twenty Six and 55/100 United States Dollars ($27,702,426.55) or such greater or lesser principal amount of this Note then outstanding, on December 15, 2008, with interest (calculated on the basis of a year of

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360 days, consisting of twelve, 30-day months) (a) on the unpaid principal amount hereof at the rate of 9% per annum (or 10% with respect to interest the Company elects to defer after the sixth anniversary of the Closing Date) from April 1, 2004, payable quarterly in arrears each March 31, June 30, September 30 and December 31, commencing June 30, 2004, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at a rate of 11% per annum upon the occurrence and during the continuance of an Event of Default as defined in the Securities Purchase Agreement referred to below.

         Except as otherwise provided in Section 3.3(a) of the Securities Purchase Agreement referred to below, payments of principal of, interest on and premium, if any, with respect to this Note are to be made in lawful money of the United States of America, by wire transfer of immediately available funds, to such account as the holder of this Note shall have specified by written notice to the Company from time to time.

         This Note is one of the Notes (herein called the "NOTES") issued pursuant to the Securities Purchase Agreement, dated as of December 15, 1999 (said Agreement, as amended by the Agreement and Waiver dated as of February 20, 2002 and the First Amendment to the Securities Purchase Agreement dated as of June 7, 2004, and as it may be amended, supplemented or otherwise modified from time to time, being the "SECURITIES PURCHASE AGREEMENT"), by and among the Company, the Holder, and the other signatories thereto as investors, and is an extension, modification and replacement of the original Notes issued thereunder. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have made the representations set forth in Article V of the Securities Purchase Agreement; (ii) to have agreed to be bound by the subordination provisions set forth in Article IX of the Securities Purchase Agreement; and (iii) to have agreed to be bound by the confidentiality provisions set forth in Section 12.15 of the Securities Purchase Agreement.

         This Note is a registered Note and, as provided in the Securities Purchase Agreement, upon surrender of this Note for registration of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, and compliance with other provisions of the Securities Purchase Agreement, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Securities Purchase Agreement, but not otherwise.

         If an Event of Default, under and as defined in the Securities Purchase Agreement, occurs and is continuing, the entire unpaid principal of this Note, together with accrued interest thereon, may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Securities Purchase Agreement.

         Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Company.


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         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         All capitalized terms used but not defined herein have the meanings ascribed to them in the Securities Purchase Agreement referred to below.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the date first set forth above.


                                    CARRIZO OIL & GAS, INC.



                                    By:    /s/ S.P. Johnson IV
                                        ----------------------------------------
                                           S.P. Johnson IV
                                           Chief Executive Officer and President


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